Blair Coady
Shannon International Resources Inc.
4020-7th Street, S.E.
Calgary, Alberta
T2G 2Y8

Aug 18, 2000


Dear Mr. Coady:

CMB Energy Corp. hereby grants an extension to the dates agreed upon in our Letter of Agreement dated February 18, 1999. Shannon International Resources' option to earn 12.5% working interest in Block 96-06 as outlined in Term 2 of that agreement is extended to August 18, 2001. The further option as outlined in Term 3 of the agreement is extended to August 18, 2002.


Sincerely,

/s/ Darrin Campbell

Darrin Campbell
CMB Energy Corp.
President